Exhibit 10.30.5

SMBC CAPITAL MARKETS, INC.
Sumitomo Mitsui Banking Corporation Group
CONFIRMATION

Date:	July 1, 2009

To:	Ashford Hospitality LP
14185 Dallas Parkway
Suite 1150
Dallas, TX 75254
United States

Attention: Doug Kessler
Phone: 972.778.9452
Fax:

cc:	Chatham Financial Corporation
Attention: Randy Medina
10901 West Toller Drive, #301
Littleton, CO 80127
United States
Phone: 720.221.3515
Fax: 720.221.3519

From:	SMBC Capital Markets, Inc.
277 Park Avenue, Fifth Floor
New York, New York 10172

cc:	Documentation Contact: Irina Bababekov
Tel: 212.224.5088
Fax: 212.224.4959
Email: confirms@smbc-cm.com

Re:	USD 1,800,000,000.00 Rate Protection Transaction, dated as of July 1, 2009 between SMBC Capital Markets, Inc. (“Party A”) and Ashford Hospitality LP (“Party B”).
Our Reference Number: A970618
The purpose of this letter agreement is to confirm the terms and conditions of the Interest Rate Protection Transaction entered into between Party A and Party B on the Trade Date specified below (the “Rate Protection Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Form specified below. This document supersedes all previous confirmations and amendments with respect to the above referenced transaction.
          The parties agree that Items 1, 3, and 4 of this Long-form Confirmation constitute a “Confirmation” as referred to in the ISDA Form (defined below) and Item 2 of this Long-form Confirmation constitutes a “Schedule” as referred to in the ISDA Form.

277 Park Avenue New York, NY 10172	PHONE: 212-224-5063 FAX: 212-224-4958	Email: schinest@smbc-cm.com

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          The parties further agree that the Confirmation set forth at Items 1, 3 and 4 hereof shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency — Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Form”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 2 of this Long-form Confirmation. The Transaction described herein shall be the sole Transaction governed by such ISDA Form.
          This Long-form Confirmation incorporates by reference the definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between this Long-form Confirmation and the 2000 Definitions or the ISDA Form, this Long-form Confirmation will govern. Any reference to a “Swap Transaction” in the 2000 Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the 2000 Definitions.
          Each reference herein to a “Section” or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form and each reference herein to a “Part” will be construed as a reference to the Schedule to the ISDA Form.
Item 1. Terms of Rate Protection Transaction.

Party A:	SMBC Capital Markets, Inc.

Party B:	Ashford Hospitality LP

Trade Date:	July 1, 2009

Effective Date:	December 14, 2009

Termination Date:	December 13, 2010 subject to adjustment in accordance with the Modified Following Business Day Convention

Notional Amount:	USD 1,800,000,000.00

Floating Amounts 1:

Floating Rate Payer:	Party A

Floating Rate Calculation Periods:	The Floating Rate Calculation Periods will be from and including the thirteenth (13th) of each month to but excluding the thirteenth (13th) of the following month beginning with the Effective Date and continuing up to but excluding the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates:	The thirteenth (13th) calendar day of each month beginning with January 13, 2010 continuing up to and including December 13, 2010, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One Month

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Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	First (1st) day of each Floating Rate Calculation Period

Compounding:	Inapplicable

Floor Rate:	1.75000% (per cent) per annum

Floating Amounts 2:

Floating Rate Payer:	Party B

Floating Rate Calculation Periods:	The Floating Rate Calculation Periods will be from and including the thirteenth (13th) of each month to but excluding the thirteenth (13th) of the following month beginning with the Effective Date and continuing up to but excluding the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates:	The thirteenth (13th) calendar day of each month beginning with January 13, 2010 continuing up to and including December 13, 2010, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One Month

Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	First (1st) day of each Floating Rate Calculation Period

Compounding:	Inapplicable

Floor Rate:	1.25000% (per cent) per annum

Business Days for Payments by both parties:	New York

Calculation Agent:	SMBC Capital Markets, Inc.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	July 3, 2009

Fixed Amount:	USD 7,094,000.00

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2. Additional Provisions.
(a)	“Specified Entity” will not apply to Party A and will not apply to Party B.

(b)	Specified Transaction will have the meaning specified in Section 14 of the ISDA Form.

(c)	The “Cross Default” provisions of Section 5(a)(vi) of the ISDA Form will not apply to Party A or Party B.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the ISDA Form will not apply to Party A or Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) of the ISDA Form will not apply to Party A or Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form:

Market Quotation and the Second Method will apply

(g)	“Termination Currency” means U.S. Dollars.

(h)	“Additional Termination Event” will not apply to Party A and will not apply to Party B.

(i)	Tax Representations:
(a)	Payer Representation. For the purposes of Section 3(e) of the ISDA Form:

Party A and Party B each makes the following representation:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement.
(b)	Payee Representation. For the purposes of Section 3(f) of the ISDA Form:

Party A makes the following representation:
It is a corporation organized under the laws of the State of Delaware with its principal place of business in the State of New York and its Taxpayer Identification Number is 13-3380138.
Party B makes the following representation:
It is a limited partnership organized under the laws of the State of Delaware with its principal place of business in the State of Texas and its Taxpayer Identification Number is 86-1062192.
(ii)	Other Payee Representations: None.

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(j)	Agreement to Deliver Documents.
     For the purposes of Section 4(a)(i) and (ii) of the ISDA Form, each party agrees to deliver the following documents, as applicable:
(a)	Tax forms, documents or certificates to be delivered are: as requested.

(b)	Other documents to be delivered are:

Party Required to		Date By Which To	Covered
Deliver Document	Form / Document / Certificate	Be Delivered	by 3(d)
Party A & Party B	Certificate of signing authority and specimen signatures of each individual executing this Confirmation	Upon execution of and delivery of this Confirmation	Yes

Party A	Certified copies of all corporate resolutions authorizing the execution of this Confirmation	Upon execution of and delivery of this Confirmation	Yes

Party A	A duly executed guaranty of the Credit Support Provider of Party A	Upon execution of and delivery of this Confirmation	Yes
(k)	Addresses for Notices.
Address for notices or communications to Party A:
For the purpose of Section 12(a) of the ISDA Form:
SMBC Capital Markets, Inc.
277 Park Avenue, Fifth Floor
New York, New York 10172
USA
Attention: President

Facsimile No.:	(212)224-4959 (212) 224-5111 (for payment and reset notices)
Telephone No.: (212) 224-5021
Address for notices or communications to Party B:
For all purposes:

To:	Ashford Hospitality LP 14185 Dallas Parkway Suite 1150 Dallas, TX 75254 United States Attention: Doug Kessler Phone: 972.778.9452 Fax:

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cc:	Chatham Financial Corporation
Attention: Randy Medina
10901 West Toller Drive, #301
Littleton, CO 80127
United States
Phone: 720.221.3515
Fax: 720.221.3519
(l)	Process Agent. For the purpose of Section 13(c) of the ISDA Form: Party A appoints as its Process Agent: Not applicable Party B appoints as its Process Agent:

Not applicable

(m)	Offices. The provisions of Section 10(a) of the ISDA Form will not apply to this Confirmation.

(n)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form:
Party A is not a Multibranch Party.
Party B is not a Multibranch Party.
(o)	Credit Support Document. Details of any Credit Support Document:

With respect to Party A, Credit Support Document means: the Guaranty of the Credit Support Provider of Party A With respect to Party B, Credit Support Document means: none.

(p)	Credit Support Provider.

With respect to Party A, Credit Support Provider means: Sumitomo Mitsui Banking Corporation With respect to Party B, Credit Support Provider means: none.

(q)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(r)	Netting of Payments. Subparagraph (ii) of Section 2(c) of the ISDA Form will apply to this Transaction in each case starting from the date of this Confirmation.

(s)	“Affiliate” will have the meaning specified in Section 14 of the ISDA Form, provided that Party A shall have, or be deemed to have, no Affiliates for the purposes of this Confirmation.

(t)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action, or proceeding relating to this Confirmation or any Credit Support Document. Each party (1) certifies that no representative, agent, or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding,

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seek to enforce the foregoing waiver and (2) acknowledges that it and the other party have been induced to enter into this Confirmation and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(u)	The parenthetical clause in Section 4(a)(iii) of the ISDA Form will not apply to either Party A or Party B.

(v)	For the purpose of Section 6(e), Set-off will not apply.

(w)	Notification of Recording of Telephone Conversations. Each party hereby notifies the other that telephone conversations between the parties will be recorded, and each party consents to such recording and to such recording being produced in evidence in court proceedings.

(x)	Fully-paid Transactions.
     (i) The condition precedent in Section 2(a)(iii)(l) of the ISDA Form does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) of the ISDA Form and shall at the relevant time have no further payment or delivery obligations, whether absolute or contingent under Section 2(a)(i) of the ISDA Form.
     (ii) Notwithstanding the terms of Section 5 and 6 of the ISDA Form if at any time and so long as one of the parties to this Confirmation (“X”) shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the ISDA Form and shall at the time have no future payment or delivery obligations, whether absolute or contingent under such Section, then unless the other party (“Y”) is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment or delivery, (a) the occurrence of an event described in Section 5(a) of the ISDA Form with respect to X any Credit Support Provider of X or any Specified Entity of X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form only as a result of the occurrence of a Termination Event set forth in Section (5)(b)(i) of the ISDA Form with respect to Y as the Affected Party.
     (iii) This agreement (including, without limitation, the ISDA Form incorporated herein for the purpose of governing only the Transaction evidenced by this Confirmation) shall govern only the Transaction evidenced by this Confirmation.
(y)	Additional Representations. Section 3(a) of the ISDA Form is hereby amended by the deletion of “and” at the end of sub-clause (iv), the insertion of a semicolon in place at the end of sub-clause (v) thereof and the addition of the following new subclauses:
(vi) Agency. It is entering into this Confirmation and the Transaction as principal and not as agent of any person;
(vii) Non-Reliance. It is acting for its own account, and has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction;

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(viii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction;
(ix) Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of the Transaction; and
(x) Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.
(bb)	Collateral Assignment. Party A consents to a collateral assignment of this Confirmation and the transaction evidenced thereby (if requested) and agrees to execute separate consents as may be reasonably requested by the parties to such agreements.
(cc)	Assignment. Party B can assign its position in the transaction (in whole or in part) to any other third party with Party A’s consent, which will not unreasonably be withheld or delayed.
3.	Early Termination:
Provided that no Event of Default, Potential Event of Default or Termination Event has occurred, Party B may terminate this Transaction, in whole or in part, on any Business Day (such day the “Optional Termination Date”) by providing at least two (2) Business Days’ prior notice of its election to terminate this Transaction. In the event of such termination, Party A and Party B shall attempt to agree on the amount owed in connection with such termination using the then current swap rate as of the Optional Termination Date and no funding charges, capital charge, or spread to LIBOR will apply. If Party A and Party B fail to reach agreement, the amount due with respect to such termination shall be determined in accordance with Section 17.3 of the 2000 ISDA Definitions as if (a) the Cash Settlement Method is Cash Price, (b) the Cash Settlement Payment Date is the Optional Termination Date, (c) the Quotation Rate is Mid, and (d) Cash Settlement Reference Banks are to be agreed mutually by Party A and Party B. Notwithstanding Section 17.3(a) of the 2000 ISDA Definitions, if fewer than three quotations are provided, or three banks agreed to, then Party A and Party B will attempt to arrange for an assignment of Party B’s rights and obligations under the Transaction to a mutually agreed upon Reference Market-maker. If Party A and Party B cannot agree upon, or are not able to effect, an assignment then the Cash Settlement Amount will be the average of the amounts determined by each of the parties, determined in good faith and in a commercially reasonable manner.
4.	Payment Instructions.
Payments to Party A of USD amounts:

Depository:	JPMorgan Chase Bank, N.A. New York Branch
ABA Routing No.:	021000021
In Favor Of:	SMBC Capital Markets, Inc.
Account No.:	544-7-77993
Please contact Larry Weissblum of our Operations Group if you have any questions concerning SMBC Capital Markets, Inc’s payment instructions referenced above (Telephone: 212-224-5061; Telefax: 212-224-5111).

Payments to Party B of USD amounts: PLEASE PROVIDE

5.	Counterparts. This Confirmation may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement and may be executed by facsimile.

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Please confirm that the foregoing correctly sets forth the terms of the agreement between you and us by executing this Confirmation and returning it to the documentation contact above.
Yours Sincerely,
Party A:
By: SMBC Capital Markets, Inc.

By:	/s/ Larry Weissblum
	Name:	Larry Weissblum
	Title:	Senior Vice President

By:	/s/ Danny Boodram
	Name:	Danny Boodram
	Title:	Vice President

Party B:
By: Ashford Hospitality LP

By:	/s/ David Brooks
	Name:	David Brooks
	Title:	COO - Chief Operating Officer

AUTHORIZATION
and
INCUMBENCY CERTIFICATE
for
Ashford Hospitality LP
I hereby certify on this lst day of July 2009 that Ashford Hospitality LP is permitted to enter into derivative transaction(s) including but not limited to interest rate swaps, caps and floors (“transactions”) for the purposes of hedging.

Name:	Title:	Signature:

IN WITNESS WHEREOF, the undersigned certifies that the person(s) signing above are authorized to transact and bind Ashford Hospitality LP in hedging transaction(s). Each of the persons listed above has been authorized to transact on behalf of Ashford Hospitality LP and is duly elected to and now holds the office set forth opposite his or her name and the signature of each person set forth opposite his or her respective name is a true and genuine signature. I have hereunto signed my name as of this 1st day of July 2009.

By:
Name:
	Title:	Secretary (or other authorized individual; title must be provided in such case)* * This individual cannot be included on the list above.